EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement
on Form S-3 (File No. 333-   ) of our report dated October 20, 1997, on our
audits of the consolidated financial statements and financial statement schedule of PlayXbyXPlay Toys & Novelties, Inc. and Subsidiaries as of July 31, 1997 and 1996, and for each of the three years in the period ended July 31, 1997. We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.

Austin, Texas
June 2, 1998